UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 22, 2015

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 2.05.                          Costs Associated with Exit or Disposal Activities.
On September 22, 2015, the Board of Directors of GSE Systems, Inc. (the "Company"), approved restructuring actions relating to the Company's worldwide operations. These actions are expected to involve an overall reduction of approximately 36 positions globally and be substantially complete by October 2015. In connection with these actions, the Company expects to record total pre-tax charges of approximately $2.6 million in the third quarter of 2015, which include an asset impairment charge of approximately $1.4 million related to the write-down of capitalized software development costs described in Item 2.06 below. Approximately $1.2 million of these pre-tax charges are expected to be paid in cash consisting of approximately $1.1 million of employee severance and compensation benefits and approximately $117,000 in facility closing expenses.
The Company expects that the restructuring actions and other policy changes will result in annual pre-tax savings of approximately $4.2 million and annual cash savings of approximately $4.9 million.

Item 2.06.                          Material Impairments.

In August 2015, Kyle J. Loudermilk became the President and Chief Executive Officer of the Company and Christopher D. Sorrells became the Interim Chief Operating Officer of the Company.  At their direction, the Company undertook a review of its software product development programs. Based upon the results of such review, the Company has determined not to proceed with one of the software product development programs and estimates that it will incur an asset impairment charge of approximately $1.4 million in the third quarter of 2015 related to the write-down of capitalized software development costs related to such software product development program.  Approximately three positions related to such development program will be eliminated and are included in the 36 positions referred to in Item 2.05 above.

Forward Looking Statements
We make statements in this Current Report that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the sections entitled Cautionary Statement Regarding Forward-Looking Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Risk Factors. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: September 28, 2015	By:	/s/ Lawrence M. Gordon
Lawrence M. Gordon Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                                        Description

99.1            Press Release, dated September 29, 2015